SECURED PROMISSORY NOTE
                             -----------------------
                                    ("NOTE")
                                      ----


$2,400,000                                         Dated as of December 21, 1999


               FOR VALUE RECEIVED, the undersigned, JOHN H. KANG, an individual residing at the address set forth on the signature page hereof (the "Borrower"), hereby promises to pay to MEDICAL MANAGER CORPORATION, a Delaware corporation (the "Company"), or to the legal holder of this Note at the time of payment, the principal sum of TWO MILLION, FOUR HUNDRED THOUSAND DOLLARS ($2,400,000) in lawful money of the United States of America, payable as set forth below and to pay simple interest (computed on the basis of a 365-day year) on the principal amount hereof from and after the date of this Note until the entire principal amount hereof has been paid in full, at a rate equal to the lowest rate necessary to avoid characterization of this Note as a "below-market loan" within the meaning of Section 7872 of the Internal Revenue Code of 1986, as amended.

               Subject to Section 5 below, the principal amount of, and interest on, this Note is due and payable on the earlier of (i) any demand by the Company following 30 days after the termination of the Borrower's employment with the Company and any of its affiliates for any reason, (ii) the expiration of the Subject Options (as defined below) and (iii) the fourth anniversary of the date hereof.

               Payment of the principal of, and interest on, this Note is secured pursuant to the terms of Section 4 of this Agreement, reference to which is made for a description of the collateral provided thereby and the rights of the holder of this Note in respect of such collateral. The Company shall have full recourse to the Borrower or his estate in the event there is insufficient collateral pledged to the Company under Section 4 of this Note to repay the principal amount of and interest on this Note.

               This Note is subject to the following further terms and conditions:

1. Payment Generally. (a) All payments of principal of and interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Borrower in writing). Upon final payment of principal of and interest on this Note, it shall be cancelled.

         (b) All payments under this Note shall be made by the Borrower irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final and the

Borrower will not seek to recover from the Company (or holder) for any reason any such payment once paid.

2. Mandatory Repayment. In the event that the Borrower receives any bonus payment from the Company or any of its subsidiaries, the amount of such payment (up to the amount then outstanding and accrued under this Note) shall be immediately applied to the payment of accrued interest on and principal of this Note. In addition, the proceeds (up to the amount then outstanding and accrued under this Note) from any exercise of Subject Options and any sale, assignment, transfer or other disposition of the Shares (as defined below) received upon such exercise (net of the applicable exercise price) shall be immediately applied to the payment of accrued interest on and principal of this Note.

3. Notation. Concurrently with any repayment of any portion of the principal amount of this Note pursuant to Sections 1 and 2, the Company (or other holder of this Note) shall make a notation of such payment hereon. If full payment of the principal of and accrued interest on this Note is made, this Note shall be cancelled.

4. Security. To the extent permitted by law and by the applicable instrument, as security for the Borrower's repayment obligations hereunder, the Borrower hereby pledges, assigns, hypothecates, and delivers to the Company a first lien on, and security interest in, the shares or other securities (the "Shares") covered by any options or other right to purchase common stock of the Company or CareInsite, Inc. ("Subject Options"), and in all proceeds thereof, and, if requested, will deliver appropriate undated stock powers coupled with an interest and assignments duly executed in blank. In the event that the Borrower defaults on his repayment obligations hereunder, or the Borrower's employment with the Company or any of its affiliates terminates for any reason, the Company may cause the Borrower to exercise the Subject Options (but only those that are "in the money" and then only up to that number of options which need to be exercised to satisfy the unpaid obligations hereunder) and/or sell, assign, transfer or otherwise dispose of the Shares, the proceeds of which (such proceeds being net of the applicable exercise price) shall be applied to the payment of such obligations. Any amounts remaining thereafter shall be returned to the Borrower. The Borrower shall take all steps necessary in the Company's reasonable judgment, to consummate any such exercise of the Subject Options and/or disposition of the Shares. Until the full payment of all such amounts due the Company, the Borrower shall not, without the prior written consent of the Company, (i) sell, assign, transfer or otherwise dispose of, the Subject Options or the Shares unless the net proceeds from such sale, assignment, transfer or disposition are applied in full to the payment of interest on and principal of this Note or (ii) incur any lien on the Subject Options or the Shares, except as provided hereunder. The Company shall be entitled to all rights available to it under the Uniform Commercial Code. In addition, the Company shall have the right to offset amounts owed by the Borrower pursuant to this Note against the Company's obligation to pay severance under the Employment Agreement dated as of May 16, 1999 between the Borrower and the Company (the "Employment Agreement").


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

5. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

         (a) Failure to pay the principal of or accrued interest on this Note when due, which failure to pay remains uncured after 5 days written notice of such failure from the holder of this Note;

         (b) Failure to comply with any of the Borrower's obligations under this Note, which failure remains uncured after 5 days written notice of such failure from the holder of this Note; or

         (c) The termination of the Borrower's employment with the Company as a result of any event that would constitute "Cause" as defined in the Employment Agreement; then the holder of this Note may declare, by notice of default given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as the principal hereunder, but in no event shall such interest be charged which would violate any applicable law. If an Event of Default shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

         No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude any other or future exercise thereof or the exercise of any other right or remedy.

6. Indemnity. The Borrower will upon demand pay to the Company (or the then holder of this Note) the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, that the Company (or such holder) may incur in connection with the collection of the indebtedness of this Note, including, without limitation, (i) the sale of, collection from or other realization upon, any of the collateral pledged to the Company under Section 4 of this Note, (ii) the exercise or enforcement of any of the rights of the Company (or holder) hereunder or (iii) the failure by the Borrower to perform or observe any of the provisions hereof.

7. Further Assurances. The Borrower agrees that from time to time the Borrower will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Company may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Company (or holder) to exercise and enforce its rights and remedies


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


hereunder with respect to the collateral pledged to the Company pursuant to
Section 4 of this Note.

8. Miscellaneous. (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of New York.

         (b) All notices and other communications provided for hereunder shall be in writing and personally delivered or mailed by overnight courier service or registered or certified mail, return receipt requested, postage prepaid, if to the Borrower, at his address as set forth on the signature page hereof; and if to the Company, at 669 River Drive, Elmwood Park, New Jersey 07407, Attention:
Chief Financial Officer; or, as to each party at such other address and to such other individual as shall be designated by such party in a written notice to the other party. All such notices and communications shall be deemed given when actually delivered to such address, or two days after such notice has been mailed or sent by Federal Express, whichever comes earliest.

         (c) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

               IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Borrower on the date first above written.


                                                  ------------------------------
                                                  JOHN H. KANG

                                                  Address:

Witness

Name:


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